Exhibit 23.1    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                               Robison Hill & Co.
                         1366 East Murray-Holladay Road
                         Salt Lake City, Utah 84117-5050



China Direct Trading Corporation
10400 Griffin Rd.
Suite 109
Cooper City, Florida 33328

Dear China Direct:

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated April 12, 2005, with respect to the financial statements of China Direct Trading Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8.

January 18, 2006

/s/ Robison Hill & Co.
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Robison Hill & Co.